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As filed with the Securities and Exchange Commission on October 3, 2014

Registration No. 333-198096

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to the
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WISCONSIN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	4931 (Primary Standard Industrial Classification Code Number)	39-1391525 (I.R.S. Employer Identification No.)

231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Susan H. Martin
Executive Vice President, General Counsel and Corporate Secretary
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Susan S. Hassan Skadden, Arps, Slate, Meagher & Flom LLP 155 North Wacker Drive Suite 2700 Chicago, IL 60606-1720 (312) 407-0700	Jodi J. Caro Vice President, General Counsel and Secretary Integrys Energy Group, Inc. 200 East Randolph Street Chicago, IL 60601-6207 (312) 228-5400	Mark I. Greene Andrew R. Thompson Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, NY 10019 (212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this Registration Statement becomes effective and all other conditions to the closing of the merger described herein have been satisfied or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Takeover offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Issuer Takeover offer)	☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

         Wisconsin Energy Corporation is filing this Amendment No. 2, which we refer to as this Amendment, to its registration statement on Form S-4, which we refer to as the Registration Statement, as an exhibit-only filing to re-file Exhibits 5.1, 8.1, 8.2, 23.4, 23.5 and 23.6 previously filed with the Registration Statement. Accordingly, this Amendment consists only of the cover page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and Exhibits 5.1, 8.1, 8.2, 23.4, 23.5 and 23.6. The joint proxy statement/prospectus contained in the Registration Statement is unchanged and has been omitted.

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Wisconsin Energy is incorporated under the Wisconsin Business Corporation Law (the "WBCL").

        Under Section 180.0851(1) of the WBCL, Wisconsin Energy is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of Wisconsin Energy. In all other cases, Wisconsin Energy is required by Section 180.0851(2) to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was a director or officer of Wisconsin Energy, unless it is determined that he or she breached or failed to perform a duty owed to Wisconsin Energy and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with Wisconsin Energy or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under Wisconsin Energy's Restated Articles of Incorporation, Bylaws, any written agreement or a resolution of the Board of Directors or shareholders.

        Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance, to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL, for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

        Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

        Under Section 180.0833 of the WBCL, directors of Wisconsin Energy against whom claims are asserted with respect to the declaration of improper dividends or distributions to shareholders, or certain other improper acts which they approved, are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

        Articles V and VI of Wisconsin Energy's Bylaws provide that Wisconsin Energy will indemnify to the fullest extent permitted by law any person who is or was a party or threatened to be made a party to any legal proceeding by reason of the fact that such person is or was a director or officer of Wisconsin Energy, or is or was serving at the request of Wisconsin Energy as a director or officer of another enterprise, against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such legal proceeding. Wisconsin Energy's Restated Articles of Incorporation and Bylaws do not limit the indemnification to which directors and officers are entitled under the WBCL.

        Officers and directors of Wisconsin Energy are covered by insurance policies purchased by Wisconsin Energy under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 21.    Exhibits and Financial Statement Schedules.

        The following exhibits are filed with or incorporated by reference into this Registration Statement.

Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of June 22, 2014, by and between Wisconsin Energy Corporation, and Integrys Energy Group, Inc. (included as Annex A to the joint proxy statement/prospectus contained in this Registration Statement).+
3.1
Restated Articles of Incorporation of Wisconsin Energy, as amended and restated effective May 21, 2012. (Exhibit 3.1 to Wisconsin Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
3.2	Bylaws of Wisconsin Energy, as amended to May 21, 2012. (Exhibit 3.2 to Wisconsin Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
3.3	Form of Articles of Amendment to the Restated Articles of Incorporation of Wisconsin Energy (included as Annex D to the joint proxy statement/prospectus contained in this Registration Statement).+
5.1	Opinion of Joshua M. Erickson as to the legality of the securities being registered.
8.1	Opinion of Skadden Arps Slate Meagher & Flom LLP as to certain U.S. federal income tax matters.
8.2	Opinion of Cravath, Swaine & Moore LLP as to certain U.S. federal income tax matters.
23.1	Consent of Deloitte & Touche LLP, related to Wisconsin Energy.+
23.2	Consent of Deloitte & Touche LLP, related to Integrys.+
23.3	Consent of Deloitte & Touche LLP, related to American Transmission Company LLC.+
23.4	Consent of Joshua M. Erickson, contained in the opinion filed as Exhibit 5.1.
23.5	Consent of Skadden Arps Slate Meagher & Flom LLP, contained in their opinion filed as Exhibit 8.1.
23.6	Consent of Cravath, Swaine & Moore LLP, contained in their opinion filed as Exhibit 8.2.
24.1	Power of Attorney, contained in the signature page of this Registration Statement.+
99.1	Form of Proxy to be used in connection with the special meeting of shareholders of Integrys.+
99.2	Form of Proxy to be used in connection with the special meeting of stockholders of Wisconsin Energy.+
99.3	Consent of Lazard Frères & Co. LLC, financial advisor to Integrys.+
99.4	Consent of Barclays Capital Inc., financial advisor to Wisconsin Energy.+

+
Previously filed.

Item 22.    Undertakings.

        (A)  The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (B)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C)  (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (D)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (E)  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference in the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (F)  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on October 3, 2014.

Wisconsin Energy Corporation
By:	/s/ GALE E. KLAPPA Gale E. Klappa Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ GALE E. KLAPPA Gale E. Klappa	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	October 3, 2014
By:	* J. Patrick Keyes	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 3, 2014
By:	* Stephen P. Dickson	Vice President and Controller (Principal Accounting Officer)	October 3, 2014
By:	* John F. Bergstrom	Director	October 3, 2014
By:	* Barbara L. Bowles	Director	October 3, 2014
By:	* Patricia W. Chadwick	Director	October 3, 2014
By:	* Curt S. Culver	Director	October 3, 2014

Signature		Title	Date

By:	* Thomas J. Fischer	Director	October 3, 2014
By:	* Henry W. Knueppel	Director	October 3, 2014
By:	* Ulice Payne, Jr.	Director	October 3, 2014
By:	* Mary Ellen Stanek	Director	October 3, 2014
*
The undersigned, by signing his name hereto, does sign and execute this Amendment No. 2 to the Registration Statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and filed with the Securities and Exchange Commission on August 13, 2014.
*By:	/s/ GALE E. KLAPPA Gale E. Klappa Attorney-in-Fact		October 3, 2014

 EXHIBIT INDEX

Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of June 22, 2014, by and between Wisconsin Energy Corporation, and Integrys Energy Group, Inc. (included as Annex A to the joint proxy statement/prospectus contained in this Registration Statement).+
3.1
Restated Articles of Incorporation of Wisconsin Energy, as amended and restated effective May 21, 2012. (Exhibit 3.1 to Wisconsin Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
3.2	Bylaws of Wisconsin Energy, as amended to May 21, 2012. (Exhibit 3.2 to Wisconsin Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
3.3	Form of Articles of Amendment to the Restated Articles of Incorporation of Wisconsin Energy (included as Annex D to the joint proxy statement/prospectus contained in this Registration Statement).+
5.1	Opinion of Joshua M. Erickson as to the legality of the securities being registered.
8.1	Opinion of Skadden Arps Slate Meagher & Flom LLP as to certain U.S. federal income tax matters.
8.2	Opinion of Cravath, Swaine & Moore LLP as to certain U.S. federal income tax matters.
23.1	Consent of Deloitte & Touche LLP, related to Wisconsin Energy.+
23.2	Consent of Deloitte & Touche LLP, related to Integrys.+
23.3	Consent of Deloitte & Touche LLP, related to American Transmission Company LLC.+
23.4	Consent of Joshua M. Erickson, contained in the opinion filed as Exhibit 5.1.
23.5	Consent of Skadden Arps Slate Meagher & Flom LLP, contained in their opinion filed as Exhibit 8.1.
23.6	Consent of Cravath, Swaine & Moore LLP, contained in their opinion filed as Exhibit 8.2.
24.1	Power of Attorney, contained in the signature page of this Registration Statement.+
99.1	Form of Proxy to be used in connection with the special meeting of shareholders of Integrys.+
99.2	Form of Proxy to be used in connection with the special meeting of stockholders of Wisconsin Energy.+
99.3	Consent of Lazard Frères & Co. LLC, financial advisor to Integrys.+
99.4	Consent of Barclays Capital Inc., financial advisor to Wisconsin Energy.+

+
Previously filed.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 20. Indemnification of Directors and Officers.
  Item 21. Exhibits and Financial Statement Schedules.
  Item 22. Undertakings.
SIGNATURES
EXHIBIT INDEX